                                                                   Exhibit 99.C2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption Independent Registered
Public Accounting Firm and to the use of our report dated March 28, 2006 in the
Registration Statement of Equity Opportunity Trust, Dividend Income Value
Strategy Series 2006C.

                                                  /s/ ERNST & YOUNG LLP
                                                  ---------------------
                                                      ERNST & YOUNG LLP

New York, New York
March 28, 2006